UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 2004
Date of report (Date of earliest event reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

(800) 426-5523
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the April 2004 Monthly Review of the Fund’s performance by the Fund’s investment adviser.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2004

By:	/s/Adelina Louie
	Name:	Adelina Louie
	Title:	Secretary and Treasurer

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THE TAIWAN FUND, INC. REVIEW

April 2004

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

The Taiwan Stock Exchange Index (“TAIEX”) fell sharply in April, declining 6.96% in US dollar terms. Fears of a reversal of the economic cycle emerged, as the world’s two growth engines, the United States and China, seemed likely to start slowing down in coming months. China has started tightening monetary policies to slow its overheated economy, and U.S. interest rate increases are expected in August after recent strong economic performance. Global equity markets were influenced by these developments and a period of consolidation appears to be underway.

Regarding sector performance, the cyclical sectors performed poorly in April as concerns mounted regarding the strength of current economic cycle. The prospect of a slowing Chinese economy dampened investors’ appetite for China-related stocks. Domestic consumption-related sectors were also hurt due to rich valuations and rising political tensions ahead of the presidential election vote recount scheduled for May. Within the technology sector, however, there were certain industries delivering good performance in April, specifically in handset and display areas.

In April, the Fund declined 7.53% in US dollar terms and underperformed the TAIEX, partially based on our focus on cyclical sectors. Looking ahead, we expect the market to bottom out after the recent selling pressure and profit taking. Although our top-down view of the market has turned more cautious for the near term, we still expect good potential for the market based on ample liquidity and attractive valuations. The market correction during March and April has provided a good opportunity for bottom up stock picking and we intend to invest accordingly.

Total Fund Sector Allocation

As of 04/30/04	% of Total Fund	% of TAIEX
Semiconductor	20.93	20.03
Finance	18.07	19.15
PC & Peripherals	12.61	13.43
Electronics	11.73	12.25
Plastics	8.27	9.31
Telecommunications	6.90	6.28
Iron & Steel	4.26	3.15
Shipping	2.91	2.42
Automobiles, Tires & Accessories	2.69	1.84
Textiles & Apparel	1.52	1.76
Chemicals	1.51	1.36
Retail	0.62	0.82
Electrical Equipment	0.60	1.34
Cement	0.58	0.76
Wire & Cable	0.57	0.81
Others + Miscellaneous	2.97	5.29
Total	96.74	100.00
Cash	3.26
Tech	52.37	52.44
Non-Tech	26.30	28.41
Financial	18.07	19.15
Total Net Assets: US$224.97Million

Top 10 Holdings of Total Fund Portfolio

As of 04/30/04	% of Total Portfolio

Taiwan Semiconductor Manufacturing Co.	6.99
United Microelectronics Corp. Ltd.	4.15
Cathay Financial Holding Co. Ltd	4.03
Au Optronics Corp.	3.99
China Steel Corp.	3.47
Hon Hai Precision Industry Co. Ltd	3.46
Taishin Financial Holdings Co. Ltd.	3.26
Chinatrust Financial Holding Co. Ltd.	2.93
MediaTek, Inc.	2.34
Benq Corp.	2.27
Total	36.89
NAV: US$13.75 Price: US$12.08	Discount: -12.15%
No. of Shares: 16.4Million

Returns in US$ (%)*

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index
One Month	-7.53	-6.96
Fiscal Year to Date**	7.24	11.36
One Year	50.16	54.72
Three Years	0.79	4.05
Five years	-4.77	-3.99
Ten Years	0.29	-1.64
Since Inception	9.97	11.19

*	Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the TAIEX are not total returns and reflect only changes in share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods of less than one year which are not annualized.

**	The Fund’s fiscal year commences on September 1.

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Premium/Discount of TWN

Market Data

	As of 03/31/04	As of 04/30/04
TAIEX	6522.19	6117.81
% change in NTD terms	-3.38	-6.20
% change in USD terms	-2.50	-6.96
NTD Daily avg. trading volume (In Billions)	162.96	144.64
USD Daily avg. trading volume (In Billions)	4.95	4.35
NTD Market Capitalization (In Billions)	14247.20	13431.20
USD Market Capitalization (In Billions)	432.39	404.31
FX Rate: (NT$/US$)	32.95	33.22

Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures in the report are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell any securities mentioned.

The daily NAV of the Fund is available from Lipper and CDA Weisenberger, or you may obtain it by calling toll free (800) 636-9242.

Lead Fund Manager: Victor Shih
Deputy Fund Manager: Jovi Chen

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